Exhibit 10.1

SC Health Corporation
108 Robinson Road #10-00
Singapore 068900

Re:          Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among SC Health Corporation, a Cayman Islands exempted company (the “Company”), and Credit Suisse Securities (USA) LLC, as representative (the “Representative”), of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”) of 17,250,000 of the Company’s units (including up to 2,250,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), and one-half of one redeemable warrant (each whole warrant, a “Warrant”).  Each Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment.  The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and the Company has applied to have the Units listed on the New York Stock Exchange (the “NYSE”).  Certain capitalized terms used herein are defined in paragraph 15 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SC Health Holdings Limited, a Cayman Islands exempted company (the “Sponsor”), and each of the undersigned individuals, each of whom is a member of the Company’s board of directors (the “Board”) and/or member of the Company’s management team (each, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1.    Each of the Sponsor and each Insider agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any Ordinary Shares owned by it, him or her in favor of the proposed Business Combination and (ii) not redeem any Ordinary Shares owned by it, him or her in connection with such shareholder approval.

2.    Each of the Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 18 months from the closing of the Public Offering, or such later period approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association (the “Charter”), the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Ordinary Shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Board, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law.  Each of the Sponsor and each Insider agrees not to propose any amendment to the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 18 months from the closing of the Public Offering, (i) unless the Company provides its Public Shareholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (net of taxes payable), divided by the number of then outstanding Offering Shares and (ii) each holder of the Warrants is provided the right to require the Sponsor or its affiliate to repurchase, at $1.00 per Warrant (exclusive of commissions), the outstanding Warrants, as described in the Warrant Agreement, dated [●], 2019, among the Company, the Sponsor and American Stock Transfer & Trust Company, LLC.

3.    The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it, him or her.  The Sponsor and each Insider hereby further waives (i) with respect to any Founder Shares and any Offering Shares held by it, him or her, any redemption rights it, he or she may have in connection with the consummation of a Business Combination,  (ii) with respect to any Founder Shares and any Offering Shares held by it, him or her, any redemption rights available in the context of a shareholder vote to approve such Business Combination or a shareholder vote to approve an amendment to the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company has not consummated a Business Combination within the later of (x) 18 months from the closing of the Public Offering and (y) such later date as may be approved by the Company’s shareholders in accordance with the Charter and (iii) with respect to any Founder Shares held by it, him or her, any rights to liquidating distributions from the Trust Account if the Company fails to consummate a Business Combination within the time period mentioned in (ii) above (although the Sponsor, the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within 18 months from the date of the closing of the Public Offering).

4.    Notwithstanding the provisions set forth in paragraphs 8(a)-(d) below, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Representatives, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by it, him or her (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of (or participation in the filing of) a registration statement, specified in clause (i) or (ii).  Each of the Insiders and the Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver, of the restrictions set forth in this paragraph 4 or paragraph 8 below, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer of securities that is not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

5.     In the event of the liquidation of the Trust Account upon the failure of the Company to consummate its initial Business Combination within the time period set forth in the Charter, the Sponsor (which for purposes of clarification shall not extend to any other shareholders, members or managers of the Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) any prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement (a “Target”); provided, however, that such indemnification of the Company by the Sponsor shall (x) apply only to the extent necessary to ensure that such claims by a third party or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Offering Share or (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Offering Share is then held in the Trust Account due to reductions in the value of the trust assets, in each case less taxes payable, (y) shall not apply to any claims by a third party or a Target which executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) shall not apply to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.  The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense.  For the avoidance of doubt, none of the Company’s officers or directors will indemnify the Company for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

6.    To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 2,250,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor agrees that it shall forfeit, at no cost, a number of Founder Shares in the aggregate equal to 562,500 multiplied by a fraction, (i) the numerator of which is 2,250,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 2,250,000.  All references in this Letter Agreement to Shares of the Company being forfeited shall take effect as surrenders for no consideration of such Shares as a matter of Cayman Islands law.  The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that, on an as-converted basis, the Sponsor will own an aggregate of 20.0% of (i) the total number of Offering Shares (including any Offering Shares issued in connection with the Underwriters’ exercise of the over-allotment option), (ii) the number of Founder Shares held by the Sponsor and its permitted transferees following such forfeiture and (iii) the number of Forward Purchase Shares required to be purchased by the Forward Purchase Investor pursuant to the Forward Purchase Agreement.  Each of the Sponsor and each Insider further agrees that to the extent that the size of the Public Offering is increased or decreased, the Company will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable, immediately prior to the consummation of the Public Offering in such amount as to maintain the ownership, on an as-converted basis, of the Sponsor at 20.0% of (i) the total number of Offering Shares (including any Offering Shares issued in connection with the Underwriters’ exercise of the over-allotment option), (ii) the number of Founder Shares held by the Sponsor and its permitted transferees following such capitalization and (iii) the number of Forward Purchase Shares required to be purchased by the Forward Purchase Investor pursuant to the Forward Purchase Agreement.  In connection with such increase or decrease in the size of the Public Offering, then (i) the references to 2,250,000 in the numerator and denominator of the formula in the first sentence of this paragraph shall be changed to a number equal to 15.0% of the number of shares included in the Units issued in the Public Offering and (ii) the reference to 562,500 in the formula set forth in the immediately preceding sentence shall be adjusted to such number of Founder Shares that the Sponsor would have to return to the Company in order to hold (with the Forward Purchase Investor) an aggregate of 20.0% of (A) the total number of Offering Shares (including any Offering Shares issued in connection with the Underwriters’ exercise of the over-allotment option), (B) the number of Founder Shares held by the Sponsor following such capitalization and (C) the number of Forward Purchase Shares required to be purchased by the Forward Purchase Investor pursuant to the Forward Purchase Agreement.

7.    Each of the Sponsor and each Insider who is an officer of the Company hereby agrees not to participate in the formation of, or become an officer or director of, any other blank check company until the Company has entered into a definitive agreement regarding an initial Business Combination or the Company has failed to complete an initial Business Combination within the time period set forth in the Charter.

8.    (a)     Each of the Sponsor and each Insider who is an officer of the Company agrees that it, he or she shall not Transfer any Founder Shares or any Ordinary Shares issued upon conversion thereof (the “Founder Shares Lock-up”) until the earlier of (A) one year after the completion of an initial Business Combination and (B) the date following the completion of the Company’s initial Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Founder Shares Lock-up Period”).  Notwithstanding the foregoing, if (x) subsequent to the Company’s initial Business Combination, the closing price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) if the Company consummates a liquidation, merger, share exchange or other similar transaction after the initial Business Combination which results in the Company’s shareholders having the right to exchange their shares for cash, securities or other property, the Founder Shares shall be released from the Founder Shares Lock-up.

   (b)    Each of the Sponsor and each Insider agrees that it, he or she shall not Transfer or assign any Private Placement Warrants (or Shares issued or issuable upon the exercise of the Private Placement Warrants), until 30 days after the completion of a Business Combination (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

    (c)    Notwithstanding the provisions set forth in paragraphs 8(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and Ordinary Shares issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares and that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 8(c)), are permitted (i) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors, any affiliate of the Sponsor or to any member of the Sponsor or any of their affiliates or shareholders, (ii) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the Forward Purchase Agreement or similar arrangement or in connection with the consummation of a Business Combination at prices no greater than the price at which the shares or warrants were originally purchased; (vi) by virtue of the laws of the Cayman Islands upon dissolution of the Sponsor, (vii) in the event of the Company’s liquidation prior to its consummation of its initial Business Combination; or (viii) in the event that, subsequent to its consummation of an initial Business Combination, the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their Ordinary Shares for cash, securities or other property; provided, however, that in the case of clauses (i) through (vi) these permitted transferees must enter into a written agreement with the Company agreeing to be bound by these transfer restrictions.

9.    Each of the Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.  Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background.  The information in each Insider’s questionnaire furnished to the Company is true and accurate in all respects.  Each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

10.  Except as disclosed in the Prospectus, neither the Sponsor nor any Insider nor any affiliate of the Sponsor or any Insider, nor any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds of the Public Offering and the sale of the Private Placement Warrants held in the Trust Account prior to the completion of the initial Business Combination: repayment of a loan and advances of up to an aggregate of $300,000 made to the Company by the Sponsor; payment to an affiliate of the Sponsor for office space, utilities and secretarial and administrative support for a total of $10,000 per month; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination, and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or any of the Company’s officers or directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment.  Up to $2,000,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender.  Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period.

11.   Each of the Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as a director on the Board and hereby consents to being named in the Prospectus as a director of the Company.

12.  During the term of this Agreement, the Company shall, on a quarterly basis, reimburse each Independent Director for all reasonable out-of-pocket expenses incurred by each Independent Director in connection with fulfilling his service on the Board; provided, however, that each Independent Director complies with the applicable policies, practices and procedures of the Company and submits proper expense reports, receipts or similar documentation of such expenses as the Company may require.

13.  As used herein, (i) “Forward Purchase Investor” shall mean SC Health Group Limited, with whom the Company has entered into the Forward Purchase Agreement; (ii) “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses; (iii) “Forward Purchase Agreement” shall mean the agreement providing for the sale of 5,000,000 Ordinary Shares and 1,250,000 Warrants to the Forward Purchase Investor in a private placement that will close concurrently with the closing of the initial Business Combination; (iv) “Forward Purchase Shares” shall mean the Ordinary Shares to be issued to the Forward Purchase Investor pursuant to the Forward Purchase Agreement; (v) “Founder Shares” shall mean the 5,562,500 Class B ordinary shares, par value $0.00008 per share, held by the Sponsor or its permitted transferees (or 5,000,000 shares if the over-allotment option is not exercised by the Underwriters in full); (vi) “Initial Shareholders” shall mean the Sponsor and any Insider that holds Founder Shares; (vii) “Private Placement Warrants” shall mean the Warrants to purchase up to 5,000,000 Ordinary Shares of the Company (or 5,540,000 Ordinary Shares if the over-allotment option is exercised in full) that the Sponsor has agreed to purchase for an aggregate purchase price of $5,000,000 in the aggregate (or $5,540,000 if the over-allotment option is exercised in full), or $1.00 per Warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (viii) “Public Shareholders” shall mean the holders of securities issued in the Public Offering; (ix) “Shares” shall mean, collectively, the Ordinary Shares and the Founder Shares; (x) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Warrants shall be deposited; and (xi) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

14.  This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.  This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

15.  No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties.  Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.  This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

16.  Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof.  All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

17.  This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

18.  This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

19.  Each of the Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriters and the Company may be irreparably injured in the event of a breach by such Sponsor or Insider of its, his or her obligations under paragraphs 1, 2, 4, 5, 6, 8(a), 8(b) and 10 of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

20.  This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

21.  Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

22.  This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by May 31, 2020; provided further that paragraph 5 of this Letter Agreement shall survive such liquidation.

[Signature Page Follows]

Sincerely,

SC HEALTH HOLDINGS LIMITED

By:
Name:
Title:

By:
Name: David Sin

By:
Name: Angelo John Coloma

By:
Name: Hwei Lynn Lau

By:
Name:	Lim Cheok Peng

By:
Name: Frank Lavin

By:
Name: Suresh Marimuthu

Acknowledged and Agreed:

SC HEALTH CORPORATION

By:
Name:
Title:

[Signature Page to Letter Agreement]